As filed with the Securities and Exchange Commission on June 15, 2000
                                                        Registration No.
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    UNIVIEW TECHNOLOGIES CORPORATION
        (Exact name of Registrant as specified in its charter)

                    Texas                                75-1975147
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)             Identification No.)

        17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248
                              (972) 233-0900
           (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

         UNIVIEW TECHNOLOGIES CORPORATION 1999 EQUITY INCENTIVE PLAN
                        (Full title of the plan)

                            Billy J. Robinson
              Vice President, Secretary and General Counsel
                    uniView Technologies Corporation
       17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248
                             (972) 233-0900
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                                   Proposed
                                   Proposed        Maximum
Title of           Amount          Maximum         Aggregate   Amount of
Securities to      To Be           Offering Price  Offering    Registration
be Registered      Registered (1)  Per Share (2)   Price (2)   Fee
-------------      --------------  --------------  ---------   ------------
Common Stock,
$.10 par value     4,500,000       $ 2.00          $9,000,000  $2,376.00
---------------------------------------------------------------------------
     (1) Includes shares of Common Stock issuable upon the exercise of options granted under the uniView Technologies Corporation 1999 Equity Incentive Plan.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the offering price and registration fee are calculated based on the average of the high and low trading prices of the Common Stock as reported by the Nasdaq Stock Market on June 13, 2000.

                                 PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                              INTRODUCTION

     This registration statement on Form S-8 ("Registration Statement") is filed by uniView Technologies Corporation, a Texas corporation (the "Company" or the "Registrant"), relating to 4,500,000 shares of its common stock, par value $0.10 per share (the "Common Stock"), issuable to eligible employees of the Company under the Company's 1999 Equity Incentive Plan (the "Plan").

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

(2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000.

(3) The description of the Company's common stock, which is contained in a registration statement filed on Form S-3, dated March 21, 2000, registration number 333-31952.

(4) All future documents we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. (If any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the SEC's rules, deemed to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act).

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Billy
J. Robinson, Vice President, Secretary and General Counsel of the Registrant. Mr. Robinson is an officer and a director of, and receives compensation from, the Registrant. Mr. Robinson owns 17,889 shares of Common Stock and holds vested options to purchase another 430,000 shares of Common Stock of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is incorporated under the laws of the State of Texas.
Article 2.02(16) and 2.02-1 of the Texas Business Corporation Act empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

     Article XIII of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Article IX of the Company's Bylaws provides for indemnification of officers and directors. The Company has entered into Indemnity Agreements with its officers, directors, and designated agents indemnifying them in connection with services performed for the Company to the fullest extent allowed by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
               Number               Description of Exhibit

4.1 Articles of Incorporation of the Company, as amended, defining the rights of security holders (filed as Exhibit "4.1" to the Company's Registration Statement on Form S-3 originally filed with the Commission on May 13, 1998 and incorporated herein by reference.)

4.2 Bylaws of the Company, as amended, defining the rights of security holders (filed as Exhibit "3(ii)" to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated herein by reference.)

4.3 Form of Common Stock Certificate of the Company (filed as Exhibit "4.2" to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994 and incorporated herein by reference.)

4.4  uniView Technologies Corporation 1999 Equity Incentive Plan.

5    Legal Opinion of Billy J. Robinson.

23.1 Consent of King Griffin & Adamson P.C.

23.2 Consent of Grant Thornton LLP.

23.3 Consent of Billy J. Robinson (included in his opinion filed as Exhibit 5.)

24   Powers of Attorney (included on the Signature Page of the
Registration Statement.)

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     * to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     * that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     * to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     * that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     * insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 15, 2000.
                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:    /s/    PATRICK A. CUSTER
                                        Patrick A. Custer
                                   President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick A. Custer and Billy J. Robinson, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the
Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

     Principal Executive Officer

/s/  PATRICK A. CUSTER   Chairman of the Board,               June 15, 2000
     Patrick A. Custer   President, Chief Executive Officer
                         and Director

     Principal Financial and Accounting Officer

/s/  DAVID M. THOMAS     Vice President,                      June 15, 2000
     David M. Thomas     Chief Financial Officer

     Additional Directors

/s/  BILLY J. ROBINSON   Vice President, Secretary,           June 15, 2000
     Billy J. Robinson   General Counsel and Director
/s/  EDWARD M. WARREN    Director                             June 15, 2000
     Edward M. Warren
/s/  BERNARD S. APPEL    Director                             June 15, 2000
     Bernard S. Appel

                         EXHIBIT INDEX
                                                                  Sequential
Exhibit Number          Description of Exhibit                    Page Number

4.1 Articles of Incorporation of the Company, as amended, defining the rights of security holders (filed as Exhibit "4.1" to the Company's Registration Statement on Form S-3 originally filed with the Commission on May 13, 1998 and incorporated herein by reference.) N/A

4.2 Bylaws of the Company, as amended, defining the rights of security holders (filed as Exhibit "3(ii)" to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated
     herein by reference.)                                              N/A

4.3 Form of Common Stock Certificate of the Company (filed as Exhibit "4.2" to the Company's annual report on Form 10-K for the fiscal
     year ended June 30, 1994 and incorporated herein by reference.)    N/A

4.4* uniView Technologies Corporation 1999 Equity Incentive Plan.       7

5*   Legal Opinion of Billy J. Robinson.                                21

23.1*     Consent of King Griffin & Adamson P.C.                        22

23.2*     Consent of Grant Thornton LLP.                                23

23.3*     Consent of Billy J. Robinson (included in his opinion filed as
          Exhibit 5.)                                                   21

24*  Powers of Attorney (included on the Signature Page of the
     Registration Statement.)                                           5
_________________
*  Filed herewith.